EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, Stephen C. Roussin, certify that (i) the Form 10-K for the year ended December 31, 2011 of the Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of the Campbell Strategic Allocation Fund, L.P.

Date: March 30, 2012	CAMPBELL STRATEGIC ALLOCATION FUND, L.P. By: Campbell & Company, Inc., General Partner
	By:	/s/ Stephen C. Roussin
Stephen C. Roussin
Chief Executive Officer

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